UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

One Federal Street, Floor 30 Boston, MA 02110

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

As previously disclosed in the Current Report on Form 8-K filed on May 21, 2015, on May 21, 2015, Atlantic Power Corporation (the “Company”) entered into an agreement (the “Agreement”) with Mangrove Partners, a Cayman Islands exempted company, on behalf of itself and its affiliated and managed funds, persons and entities, both current and future (collectively, “Mangrove”).  Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) agreed, subject to certain limitations, among other things, as soon as reasonably practicable after the conclusion of the 2015 annual general and special meeting of shareholders of the Company (the “Annual General and Special Meeting”), but in any event within 48 hours after the conclusion of such meeting, to convene a Board meeting whereat it would pass necessary resolutions to (i) increase the size of the Board to nine directors and (ii) concurrently with such increase, appoint Gilbert S. Palter to the Board to serve until the 2016 annual meeting of shareholders of the Company (the “2016 Annual Meeting”).

In accordance with the Agreement, on June 23, 2015, the Board appointed Gilbert S. Palter as a director to the Board.  As an independent director of the Company, Mr. Palter will serve on Atlantic Power’s Compensation Committee and Operations and Commercial Oversight Committee.  With the addition of Mr. Palter, the Company’s Board of Directors now consists of nine members, eight of whom are independent.

Mr. Palter has a nearly 20-year track record of value creation in private equity as the Co-Founder and Chief Investment Officer of EdgeStone Capital Partners, one of Canada’s leading private equity firms.  Mr. Palter is a graduate of the University of Toronto and the Harvard Graduate School of Business Administration, as a Baker Scholar.  He has served as a director and as Chair of numerous public and private company boards, and currently serves on the boards of EdgeStone Capital Partners Inc., Aurigen Reinsurance Limited (Chair), Specialty Commerce Corp. (Chair), Eurospec Manufacturing Inc., Stephenson’s Equipment Rental, and Tunnel Hill Partners, LP.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual General and Special Meeting on June 23, 2015. At the Annual General and Special Meeting, the shareholders of the Company voted on the following matters, casting their votes as described below:

•                  To elect to the Board each of the nominees listed below:

Nominee	Votes For	Votes Against	Votes Withheld / Abstentions	Broker Non-Votes
Irving R. Gerstein	53,254,759	n/a	2,758,113	31,408,608
Kenneth M. Hartwick	53,423,956	n/a	2,588,916	31,408,608
John A. McNeil	53,526,616	n/a	2,486,256	31,408,608
R. Foster Duncan	53,424,300	n/a	2,588,572	31,408,608
Holli C. Ladhani	53,423,504	n/a	2,589,369	31,408,607
Teresa M. Ressel	53,756,592	n/a	2,256,281	31,408,607
Kevin T. Howell	53,862,021	n/a	2,150,851	31,408,608
James J. Moore	53,906,166	n/a	2,106,706	31,408,608

•                  To appoint KPMG LLP as auditors of the Company and to authorize the Board to fix the auditors’ remuneration:

Votes For	Votes Against	Votes Withheld / Abstentions	Broker Non-Votes
84,878,171	n/a	2,543,279	0

•                  Non-binding, advisory vote on the approval of named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,003,315	3,216,524	1,793,032	31,408,609

In addition, on June 23, 2015, the Company issued a press release (the “Press Release”) announcing that the director nominees listed in the Proxy Statement for the Annual and Special Meeting were elected as directors of the Company and providing detailed results of the votes cast with respect to such election.  The Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.                                        Other Events.

The information set forth under “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company, dated June 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: June 23, 2015	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company, dated June 23, 2015.